UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2010 (April 26, 2010)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On April 26, 2010, Gastar Exploration Ltd. (the “Company”) filed with the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) revised forms related to its oil and natural gas reserves as of December 31, 2009.  The forms were revised to provide additional information to ensure compliance with Canadian National Instrument 51-101, “Standards of Disclosure for Oil and Gas Activities” (“NI 51-101”), as required by the Alberta Securities Commission and the Toronto Stock Exchange.  The revisions do not include any changes to the Gastar’s previously reported reserves in any of the reserve categories nor will the revised filings affect any of Gastar’s filings with the United States Securities and Exchange Commission (“SEC”).  The Form 51-101F1, “Statement of Reserves Data and Other Oil and Gas Information”, revised Form 51-101F2, “Report of Reserve Data by Independent Qualified Reserves Evaluator”, and revised Form 51-101F3, “Report of Management and Directors on Oil and Gas Disclosure” for the year ended December 31, 2009 (collectively, the “Canadian Filings”) can be found for viewing by electronic means on SEDAR at www.sedar.com.

The Canadian Filings complies with NI 51-101 and contains natural gas and oil reserve information that would not be permitted to be included in filings and reports made with the SEC.  The SEC has generally permitted natural gas and oil companies in their filings made with the SEC to disclose only proved reserves and, under certain circumstances, probable reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions using constant pricing.  The Company has elected not to include probable reserves in its disclosures of 2009 year-end reserves contained in its Annual Report on Form 10-K for the year ended December 31 2009, filed with the SEC.  However, the Canadian Filings include estimates of both proved and probable reserves.  The estimates of probable reserves are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company. Additionally, the pricing sensitivities with respect to the Company’s reserves appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 25, 2010, are based on different price assumptions  than the forecast case mandated by NI 51-101.  The Canadian Filings include estimates of probable reserves and reserves estimates using forecast pricing and costs (as opposed to the SEC’s new 12-month unweighted arithmetic average of the first-day-of-the-month price for natural gas and oil prices and constant costs).  The information included in the Canadian Filing related to estimates of proved and probable reserves of the Company as of December 31, 2009, using constant prices and costs, forecast prices and costs and related future net revenues and estimates of production for the year ended December 31, 2009, are based on the estimates of proved and probable reserves as of December 31, 2009, prepared in accordance with the standards contained in the Canadian Oil and Gas Evaluation Handbook.

A copy of the press release issued by the Company on April 26, 2010 concerning the Canadian filing on SEDAR is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information is furnished pursuant to Item 7.01 of Form 8-K and the related Exhibit 99.1 to this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.  By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Press release dated April 26, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: April 26, 2010	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release dated April 26, 2010.